UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2016

HILL INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33961	20-0953973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square, 2005 Market Street, 17th Floor Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (215) 309-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Hill International, Inc. (“the Company”) and Raouf S. Ghali entered into an employment agreement as of August 18, 2016.  The initial term of employment under the agreement commenced on August 11, 2016 and continues for a period of five years.

The agreement provides for the Company to pay Mr. Ghali a base salary, the amount of which shall be reviewed annually by the Company’s Compensation Committee. Mr. Ghali’s current base salary is $1,135,000 per annum. Mr. Ghali will serve as President and Chief Operating Officer of the Company.  In addition to base salary, Mr. Ghali will be eligible to receive an annual bonus based upon the achievement of performance criteria to be established by the Board or its Compensation Committee for the applicable year.  Mr. Ghali also will be eligible to receive an annual long-term incentive award, which may consist of stock options issued by the Company, shares of restricted stock of the Company, and other forms of equity-based, equity-linked or other long-term incentive compensation.  The amount and other terms of long-term incentive awards made to Mr. Ghali, if any, will be determined by the Board or its Compensation Committee.  The agreement further provides that Mr. Ghali will be entitled to all benefits of employment provided to other employees of the Company during the employment term.

Mr. Ghali may terminate the employment agreement at any time upon no less than 30 days prior written notice to the Company of such termination.  Upon termination of Mr. Ghali’s employment by the Company “without cause” (as set forth in the agreement) or by Mr. Ghali for “Good Reason” (as defined in the agreement) or within two years following a “Change in Control” (as defined in the agreement), the Company will be required to pay to Mr. Ghali a lump sum of $2,270,000 subject to Mr. Ghali entering into a customary release.

The agreement contains customary confidentiality provisions and provides that Mr. Ghali will be subject to noncompetition and noninterference covenants for a period of one year following the termination of his employment; however, these provisions will terminate upon the occurrence of a Change in Control that is effected without being endorsed by a majority of the members of the Board prior to the date of the Change in Control. The agreement also contains a mandatory arbitration provision.

The description of the terms of the agreement set forth herein is qualified in its entirety by the agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.  The following exhibit is furnished herewith:

10.1                        Employment Agreement between the Company and Raouf S. Ghali, dated August 18, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL INTERNATIONAL, INC.

	By:	/s/ William Dengler, Jr.
	Name:	William Dengler, Jr.
Dated: August 19, 2016	Title:	Executive Vice President, General Counsel and Secretary